UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 21, 2018

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2018, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to grant stockholders the right to call a special meeting. Prior to this amendment, the Bylaws provided that only the Chairman of the Board, the Company’s Chief Executive Officer or the Board itself could call special meetings of the stockholders.

The specific sections of the Bylaws amended were Section 2.3 (“Special Meetings”) and Section 2.10.2 (“Notice of Stockholder Business and Nominations—Special Meetings of Stockholders”). The amendments permit one or more stockholders that own shares representing at least a majority of all outstanding shares of common stock of the Company to call a special meeting, provided that the stockholder(s) satisfy the procedural requirements set forth in the Bylaws. The amendments include, among other things, provisions relating to the stockholder ownership conditions required to request a special meeting, the procedural requirements to request a special meeting (including applicable time periods), and the circumstances under which the Company can decline to hold a requested special meeting.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 hereto in redline form showing the amendments described above, and as Exhibit 3.2 hereto in unmarked form, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Tenet Healthcare Corporation, effective January 21, 2018, redlined for amendments.

3.2	Amended and Restated Bylaws of Tenet Healthcare Corporation, effective January 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: January 22, 2018	By:	/s/ Audrey T. Andrews
Name: Audrey T. Andrews
Title: Senior Vice President and General Counsel